UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

Nano Magic Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11602	47-1598792
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

750 Denison Court, Bloomfield Hills, MI 48302

(Address of principal executive offices) (Zip Code)

(844) 736-6266

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value	NMGX	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on April 30, 2020, the U.S. Securities and Exchange Commission (the “SEC”) issued an Order of Suspension of Trading (the “Order”) with respect to our Class A Common Stock. The trading suspension associated with the Order expired at 11:59 PM on Thursday, May 14, 2020. We timely filed with the SEC, while the suspension was in effect, a petition challenging the trading suspension. As a result of our filing the petition, the SEC issued an Order Requesting Additional Submissions (“Submissions Order) that included a briefing schedule for consideration of our petition. The SEC wrote in the Scheduling Order that it has the authority to “vacate an expired trading-suspension order in appropriate circumstances.”

On May 28, 2020, we filed, through our counsel, a Closing Submission in Support of Termination of Trading Suspension Issued Pursuant to Section 12(k)(1)(A) of the Securities Exchange Act of 1934 and Order for Relief (the “Closing Submission”) with the SEC. Based on the Scheduling Order, our Closing Submission is the final submission prior to the SEC issuing its decision on the Petition. All filings related to our challenge, including the filings referenced in this disclosure, are available in the public record and can be found at https://www.sec.gov/litigation/apdocuments/ap-3-19787.xml.

We are currently awaiting a decision by the SEC as to whether it will vacate the expired trading suspension and what other relief, if any, it may provide.

The information included in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nano Magic Inc.

Date: June 1, 2020	By:	/s/ Tom J. Berman
President & CEO